UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 4, 2025

Denali Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38311	46-3872213
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
161 Oyster Point Blvd.
South San Francisco, California 94080
(Address of principal executive offices, including zip code)

(650) 866-8547
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DNLI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On December 4, 2025, Denali Therapeutics Inc. (“Denali” or the “Company”) entered into a synthetic royalty funding agreement (the “Royalty Agreement”) with Royalty Pharma plc (“Royalty Pharma”). Pursuant to the Royalty Agreement, Royalty Pharma has agreed to provide up to $275 million in funding to the Company in exchange for a 9.25% royalty on future net sales of tividenofusp alfa, Denali’s investigational TransportVehicle™-enabled enzyme replacement therapy for the treatment of mucopolysaccharidosis type II (Hunter syndrome).

The transaction is subject to various closing conditions, including Denali achieving U.S. Food and Drug and Administration (FDA) accelerated approval of tividenofusp alfa on or before June 30, 2026. At the closing, Royalty Pharma will make an initial payment of $200 million. Denali will receive an additional payment of $75 million upon approval of tividenofusp alfa by the European Medicines Agency (EMA) on or before December 31, 2029.

In exchange for these payments, Royalty Pharma will be entitled to receive a 9.25% royalty on worldwide net sales of tividenofusp alfa. The royalty payments to Royalty Pharma will cease upon reaching a multiple of 3.0x, or 2.5x if achieved by the first quarter of 2039. Denali will retain all worldwide development and commercialization rights to tividenofusp alfa.

Tividenofusp alfa is currently under review by the FDA with a Prescription Drug User Fee Act (PDUFA) target action date of April 5, 2026.

The foregoing description of the Royalty Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Agreement, which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission (SEC).

Forward-Looking Statements

Certain statements made in this report are forward looking, such as those relating to: plans, timelines and expectations related to tividenofusp alfa and Denali’s TransportVehicle platform; expectations regarding the collaboration with Royalty Pharma, including financial aspects of the royalty financing agreement; the potential benefits and results of the royalty financing agreement; expectations regarding achieving accelerated approval from the FDA; plans to conduct development and commercialization activities; and other information relating to the transaction between Royalty Pharma and Denali. Actual results are subject to risks and uncertainties and may differ materially from those projected or implied in these forward-looking statements as a result of these risks and uncertainties, including but not limited to: the risk that the transaction may not close in a timely manner or at all; risks related to obtaining the requisite regulatory approvals; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement; and other risks, including those described in Denali’s Annual Report on Form 10-K and Quarterly Report filed on Form 10-Q filed with the SEC on February 27, 2025, and November 6, 2025, respectively, and Denali’s future reports to be filed with the SEC. Denali does not undertake any obligation to update or revise any forward-looking statements, to conform these statements to actual results or to make changes in Denali’s expectations, except as required by law.
Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Denali Therapeutics 2025 Royalty Funding Agreement (December 4, 2025)
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI THERAPEUTICS INC.

Date:	December 4, 2025	By:	/s/ Alexander O. Schuth
Alexander O. Schuth, M.D.
Chief Operating and Financial Officer